72134

PRIME HEALTH SERVICES, INC.

PROVIDER PARTICIPATION AGREEMENT

THIS PROVIDER PARTICIPATION AGREEMENT ("Agreement") is by and between **Prime Health Services, Inc.** ("PHS"), a Tennessee corporation, and **Provider** (listed below and hereinafter "Provider"), duly licensed to practice medicine and/or operate under the laws of his/her/its state of practice, as signatories listed below, and will be effective on the date executed by PHS.LL

WHEREAS PHS contracts with providers and medical facilities in various states in order to offer its clients access to provider services as part of its Preferred Provider Network ("PHS Network"); and

WHEREAS Provider is contracting with PHS to participate in the PHS Network and to assist PHS in promoting Provider's services for all product offerings offered by PHS (unless otherwise agreed) that are described in the Provider Agreement Terms & Conditions Booklet (the "Booklet"); and **THEREFORE, AND IN CONSIDERATION** of the foregoing promises, mutual covenants and agreements as set forth herein, PHS and Provider agree to the following terms and conditions:

1. **Provider Reimbursement:** Provider agrees to accept reimbursement for Covered Services rendered to Covered Persons at the following rate for each of the product lines.

   Rate (for all applicable Payor Programs, excluding services provided via telemedicine): Provider will be paid the lesser of 70% of the Submitted Billed Charge; 100% of the current Medicare fee schedule; or 80% of any maximum allowable rate specified by federal or state fee schedule or law.

2. **Telemedicine Program Rate:** For Covered Services rendered to Covered Persons via telemedicine (as described in §4.6 of the Booklet), Provider agrees to accept reimbursement at the following rate:

   Provider will be paid the lesser of 60% of the Submitted Billed Charge; 100% of the current Medicare fee schedule; or 75% of any maximum allowable rate specified by federal or state fee schedule or law. _______ **Initial If Agreed**

3. **Independent Medical Examination (IME) Program:** State fee schedule minus the applicable processing fees (See §4.5 of the Booklet for details) ________ **Initial If Agreed**

4. **Standard Terms & Conditions:** The Booklet is incorporated into this Agreement by reference and its terms and conditions are non-negotiable in regards to this Agreement and the relationship between PHS and Provider. If Provider does not have a copy of the Booklet, it is **Provider's responsibility to go to www.primehealthservices.com to access the Booklet by logging into the secure provider portal.** Provider is also responsible for logging into the site to review PHS's Client Directory as it may change periodically. Please follow PHS's announcements on Twitter @PrimePPO and at www.primehealthservices.com.

5. **Execution and Signature:** All providers using the federal TIN indicated below are subject to the terms of this Agreement. The signatories to this Agreement have read this document and the accompanying Booklet in full and agree with the terms set forth.

IN WITNESS WHEREOF, this Agreement and the *Provider Agreement Terms & Conditions Booklet* (referenced herein and additionally available at www.primehealthservices.com) are hereby executed by the following signatories, who represent and warrant that they have the authority to bind the respective parties under this Agreement and under the terms and condition in the Booklet:

For Prime Health Services: 7110 Crossroads Blvd., Suite 100, Brentwood, TN 37027 **Phone:** (615)329-4098 or (866)348-3887

[signature] 5/3/19

For Provider: By signing on behalf of a corporation, partnership, facility, group practice or other legal entity, I hereby certify that I have *full authority* to bind each individual member of such entity listed here (or on "Participating Provider Roster" attached or any listing submitted by Provider, as may be modified periodically following execution of this Agreement) and that contracted rates will apply to all practitioners submitting claims under the stated entity and to all practitioners billing with the tax ID number provided below.

Printed Name: Dror Nuriel-Roth **Signature:** [signature]

Date Signed: 04 / 26 / 2019 **Title:** EVP, Reimbursement and Customer Service

Show in Database as: G Medical Diagnostic Services, Inc. **NPI#** 111-494-8445

Address: 12708 Riata Vista Circle A-103 **City:** Austin **State:** TX **Zip:** 78727

Specialty 1: Cardiac Monitoring **Specialty 2:** ______

Tax ID#: 43-2034625 **CAQH#** N/A **Phone:** 800-595-2898

Valid Email Address (Required): dror@gmedinnovations.com

Twitter Address (If Available): ______

PLEASE NOTE: *Please be sure to update us should any of the above contact information change. By providing your email address and contact information, Provider agrees that it may receive notices and newsletters from PHS.LAMB*

THIS PAGE CONSTITUTES THE ENTIRE AGREEMENT: Please see the Provider Agreement Terms & Conditions Booklet for sections referenced above. Version 14.1 / Originally Created: 10/01/2002 (updated 04/16/2017LAMB)

Participating Provider Roster

(Complete *only* for "Group Practices" or "Ancillary Organizations")

Group(s) Name(s):	**Specialty(ies)**	**Physical Address/Phone**	**CAQH # (Re-attested within 4 months)**	**County**	**Group NPI#**	**TIN#**
(List all Groups to be included under this Provider Participation Agreement)						

Provider Name(s):	**Specialty(ies)**	**Physical Address/Phone**	**CAQH # (Re-attested within 4 months)**	**County**	**NPI#**	**TIN#**
G Medical Diagnostic Services, Inc.	Cardiac Monitoring	12708 Riata Vista Circle A-103 Austin, TX 78727		Travis	111-494-8445	43-2034625

Please return signed agreement and roster via email to Linda.Lamb@primehealthservices.com or fax 615.329.4751 ATTN: Linda Lamb

ADDENDUM to Participation Agreement for TX HCN

Prime Health Services, Inc. ("PHS") executes this Addendum to the *PHS Provider Participation Agreement* currently on file with Provider (individually and/or as a group) or to the *PHS Hospital Agreement* currently on file with Hospital, whichever is applicable (hereinafter referred to as "Agreement"). This Addendum reflects the Texas Department of Insurance ("Department") mandated language for PHS's certification of its Workers' Compensation Health Care Network in Texas ("Texas HCN"), which was formed as a workers' compensation health care provider network to provide health care services to injured employees.

This Addendum ensures that Health Care Provider and PHS are following the same terms and conditions according to Title 5 of the Texas Labor Code, Title 28 of the Texas Administrative Code, and Insurance Code Chapter 1305 (defining "Applicable Law" in the Provider Agreement and Booklet) under which PHS must be certified and under which clients (i.e., Payors) will access workers' compensation-related services previously agreed to be provided by Health Care Provider.

The parties hereby ratify and affirm the Agreement and further agree that it is in full force and effect as addended here. In the event of any conflicts or inconsistencies in the terms of this Addendum and the terms and conditions of the Agreement, this Addendum shall govern.

NOW WHEREAS the Department has adopted regulations to implement the Texas HCN; and

WHEREAS upon certification, PHS will offer its Texas HCN for Payor's use as a certified network; and

WHEREAS Provider and PHS have entered such an Agreement which stipulates an arrangement for workers' compensation services and Provider specifically agrees to provide treatment for injured employees who obtain workers' compensation health care services through the PHS Texas HCN.

WHEREAS PHS has relationships with clients to serve as their authorized agent in order to contract with qualified providers under a certified Texas HCN; and

WHEREAS the parties hereto wish to modify the Agreement by this Addendum to include access to the Texas HCN as described above.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and in the Agreement, the parties agree to this Addendum as follows:

DEFINITIONS: PHS has adopted the following definitions from §401.011, Labor Code:

- (i) **"Compensable Injury"** or **"Covered Services"** means an injury that arises out of and in the course and scope of employment for which compensation is payable by the PHS Texas HCN.
- (ii) **"Department"** means the Texas Department of Insurance.
- (iii) **"Doctor"** means a doctor of medicine, osteopathic medicine, optometry, dentistry, podiatry, or chiropractic who is licensed and authorized to practice.
- (iv) **"Health Care Facility"** means a hospital, emergency clinic, outpatient clinic, or other facility providing health care.
- (v) **"Health Care Practitioner"** means either: (a) an individual who is licensed to provide or render and provides or renders health care; or (b) a nonlicensed individual who provides or renders health care under the direction or supervision of a doctor.
- (vi) **"Health Care Provider"** or **"Provider"** means a Health Care Facility or Health Care Practitioner.

(vii) **"Insurance Carrier"** means any of the following: (1) an insurance company authorized and admitted by the Department to do business in Texas; (2) a certified self-insurer for workers' compensation insurance; (3) a certified self-insurance group; or (4) a governmental entity that self-insures, either individually or collectively.

(viii) **"Treating Doctor"** means the Doctor who is primarily responsible for the employee's health care for an injury.

1. NETWORK PROVIDER RESPONSIBILITIES

Treatment Guidelines: Provider agrees to follow treatment guidelines, return-to-work guidelines, and individual treatment protocols adopted by PHS under §1305.304 and 28 TAC §10.42 and 10.83 (relating to Guidelines and Protocols), as applicable to an employee's injury. The treatment guidelines and individual treatment protocols must be evidence-based, scientifically valid, and outcome-focused and be designed to reduce inappropriate or unnecessary health care while safeguarding necessary care. **TIC §1305.304**

Payment and Hold Harmless: Provider agrees to accept as payment in full for providing Covered Services to Covered Persons reimbursement of the total covered services as specified in the Agreement and, except as provided in TIC §1305.451(b)(6), Provider and PHS will not bill or attempt to collect any amounts of payment from an employee for health care services for Compensable Injuries under any circumstances, including the insolvency of PHS or PHS clients. **28 TAC §10.42 (b)(1)**. Further, billing by and payment to the Provider will be made in accordance with Labor Code §408.027 and other applicable statutes and rules. **28 TAC §10.42 (b)(13)**

Schedule of Fees: For each Provider treating injured employees under the PHS Texas HCN, the schedule of fees that shall be paid to the Provider is included on the first page of the PHS Provider Participation Agreement in section 1, entitled *Provider Reimbursement*. This section 1 includes the rates, upon which Provider's payment is based, for example:

> <u>Rate</u> (for all applicable Payor Programs): Provider will be paid the lesser of __% of the Submitted Billed Charge or __% of any maximum allowable rate specified by federal or state fee schedule or law or usual and customary rate.

Specialty Designation: The Provider, whose specialty has been designated by PHS and/or PHS clients as a "Treating Provider" (defined here to include the following specialties: Internal Medicine, General Practice, Family Practice, Occupational Medicine, Hand Surgery, or Urgent Care), agrees to be designated as such "Treating Provider," and if so, Provider agrees to any additional provisions applicable to the Provider. **28 TAC §10.42 (b)(12).**

Accessibility: Provider whose specialty has been designated by PHS and/or PHS clients as a treating doctor and/or specialist in the PHS network must be available 24 hours per day, seven days per week within the designated network service area. Availability may be established by telephone answering service, pager, or indirectly by telephone. Provider may direct Covered Persons to urgent care centers or emergency rooms if the Provider judges such sites to be the appropriate location for care pursuant to TIC§1305.302(b).

Acknowledgement to Treat Workers' Compensation Patients: Provider specifically agrees to provide treatment for Covered Persons (i.e., injured employees) who obtain workers' compensation health care services through PHS and/or PHS clients that are specifically identified in the contract as a contracting party, and as may be amended from time to time. **28 TAC §10.42 (b)(14).** It is recommended that Provider keeps a current email address on file with PHS

whereby Provider can be electronically updated on current PHS clients that will be accessing this relationship.

Treatment of Compensable Injuries: Provider shall provide health care to Covered Persons (i.e. Employees) for the Compensable Injuries and shall make referrals to other in-network Providers, or request referrals to out-of-network Providers if medically necessary services are not available within the network. Referrals to out-of-network Providers must be approved by PHS or PHS clients prior to utilization of such services. PHS and/or PHS clients shall approve a referral to an out-of-network Provider not later than seven (7) days following receipt of such request, or sooner if circumstances and the condition of the patient require an expedited approval. If PHS or PHS clients deny the referral request, the employee may appeal the decision to the PHS or PHS clients complaint process under Subchapter I. **TIC § 1305.103(e)**

Compliance with Medical Case Management: Provider shall participate in the medical case management process as required by PHS, in conjunction with PHS clients, including participation in return-to-work planning. **TIC § 1305.103(f)**

Complaints Posting: Provider agrees to post, in Provider's office, a notice to Covered Persons (i.e., Employees) on the process for resolving complaints with the Texas HCN in accordance with TIC §1305.405. The notice must include the Department's toll-free telephone number for filing a complaint and must list all workers' compensation health care networks with which Provider contracts. **28 TAC §10.42 (b)(7)**

Regulatory Requirements: Providers and any subcontracting providers accessible by PHS must comply with all applicable statutory and regulatory requirements under federal and state law. **28 TAC §10.42 (b)(10)**

Preauthorization: PHS agrees to furnish to the Provider, and Provider agrees to abide by, the list of any treatments and services that require the network's preauthorization and any procedures to obtain such preauthorization. **28 TAC§10.42(b)(8)**

Maximum Medical Impairment (MMI) Ratings and Financial Disclosure: Provider agrees to submit evidence of certification of MMI capability upon execution of this Addendum, should such be applicable to Provider. Provider is subject to the rules adopted by the Commissioner establishing reasonable requirements for doctors, and health care providers financially related to those doctors, regarding training, impairment rating testing, and disclosure of financial interests, and for monitoring those doctors and other health care providers.

2. NETWORK RESPONSIBILITIES

2.1 **PHS Acceptance of Participation:** PHS shall enter into a written contract with each provider or group of providers that participates in its Texas HCN; however, PHS is not required to accept an application for participation in its Texas HCN from a health care provider that otherwise meets the requirements specified in 28 TAC §10.42 if PHS determines its Texas HCN has contracted with a sufficient number of qualified health care providers, including health care providers of the same license type or specialty. **28 TAC §10.42(a)**

2.2 **Preauthorization Advisement:** The Network agrees to furnish to the Provider, and Provider agrees to abide by, the list of any treatments and services that require preauthorization and any procedures to obtain preauthorization. **28 TAC §10.42 (b)(8)**

2.3 **Transfer of Risk:** The Agreement and any accessible subcontract within the PHS network shall not be interpreted to involve a transfer of risk as defined under TIC § 1305.004(a)(26). **28 TAC §10.42 (b)(9)**

2.4 **Financial Incentives:** PHS and PHS clients shall not use any financial incentive or make a payment to a health care provider that acts directly or indirectly as an inducement to limit medically necessary services. The adoption of treatment guidelines, return to work guidelines and individual treatment protocols by a network under TIC § 1305.304 and 28 TAC §10.83(a) (relating to Guidelines and Protocols) is not a violation of this section. **28 TAC §10.42 (c)**

2.5 **Provider Advisement:** PHS or PHS clients must provide written notice to a network Provider and/or group of network Providers before PHS or PHS clients conduct economic profiling, including utilization management studies comparing Provider to other providers, or other profiling of Provider or group of Providers. **28 TAC §10.42(d)**

2.6 **Denial of Treatment:** PHS or PHS clients may not deny treatment solely on the basis that a treatment for a Compensable Injury in question is not specifically addressed by the treatment guidelines used by the insurance carrier or the network. **28 TAC §10.42 (b)(3)**

2.7 **Retaliatory Action:** PHS will not engage in retaliatory action, including termination of or refusal to renew an Agreement, against Provider because Provider has, on behalf of a Covered Person (i.e., Employee), reasonably filed a complaint against, or appealed a decision of the network or requested reconsideration or independent review of an adverse determination. **28 TAC 10.42(b)(4)**

2.7.1 **Network Inclusion:** PHS reserves the right at it's sole discretion to include Provider in the Texas HCN Program offering to PHS clients.

3. TERM AND TERMINATION

3.1 **Termination:** If Provider leaves the network, upon Provider's written request, the insurance carrier or network is obligated to continue to reimburse Provider for a period not to exceed ninety (90) days at the contracted rate of care of an employee with a life-threatening condition or an acute condition for which disruption of care would harm the employee. **28 TAC §10.42(b)(5)(A)**

3.2 **Continuity of Care:** A dispute concerning continuity of care shall be resolved through the complaint resolution process under TIC §§ 1305.401-1305.405 and 28 TAC, Subchapter G, Ch. 10 (relating to Complaints). **28 TAC §10.42(b)(5)(B)**

3.3 **Appeal:** Provider may appeal termination of its status in the PHS Texas HCN, except for termination due to contract expiration. Additionally, PHS will abide by the following requirements concerning written notification regarding such termination to Covered Persons (i.e., employees) receiving care, including:

3.3.1 The Network must provide notice to Provider at least ninety (90) days before the effective date of a termination; **28 TAC §10.42 (b)(6)(A)**

3.3.2 Network must provide an advisory review panel that consists of at least three providers of the same licensure and the same or similar specialty as the Provider. **28 TAC §10.42 (b)(6)(B)**

3.3.3 Upon receipt of the written notification of termination, Provider may request a review by the PHS advisory review panel not later than 30 days after receipt of the notification; **28 TAC §10.42 (b)(6)(C)**

3.3.4 PHS must complete the advisory panel review before the effective date of the termination. **28 TAC §10.42 (b)(6)(D)**

3.4 **Notification:** PHS may not notify PHS clients and/or patients of the termination until the earlier of the effective date of the termination or the date the advisory review panel makes a formal recommendation. **28 TAC §10.42 (b)(6)(E)**

3.5 **Immediate Termination:** In the case of imminent harm to patient health, suspension or loss of license to practice, or fraud, PHS may terminate Provider immediately and must notify PHS clients and Covered Persons (i.e., employees) immediately of the termination. **28 TAC §10.42 (b)(6)(F)**

3.6 **Notification to Patients:** If Provider terminates the Agreement, PHS must provide notification of the termination to PHS clients and/or Covered Persons (i.e. employees) receiving care from the terminating Provider. PHS shall give such notice immediately upon receipt and acceptance of Provider's termination request or as soon as reasonably possible before the effective date of termination.
28 TAC §10.42 (b)(6)(G)

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the Effective Date.

Provider	**Prime Health Services, Inc.**
By: [signature]	By: [signature]
Signature	Signature
Name: Dror Nuriel-Roth	Name: Todd Hurt
Title: EVP, Reimbursement and Customer Service	Title: EVP of Network Development
Date: 04 / 26 / 2019	Date: 5/3/19

TIN: 43-2034625

Facility/Provider Name: G Medical Diagnostic Services, Inc.